EXHIBIT 10.3
PERSONNEL SERVICES AGREEMENT
     This Personnel Services Agreement (this “Agreement”) is entered into this 26th day of June, 2008, to be effective as of the Effective Date (as defined below) by and between CRUSADER MANAGEMENT CORPORATION, an Oklahoma corporation (“CMC”) and CRUSADER ENERGY GROUP INC., a Nevada corporation (the “Company”) (collectively, the “Party” or “Parties”).
     WHEREAS, the Company desires to retain CMC to provide substantially all of the employee services necessary to operate the businesses of the Company and its subsidiaries as well as certain other administrative services, and CMC desires to provide such services, on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and obligations contained herein, the Parties hereto agree as follows:
     1. Services. CMC shall, during the term of this Agreement, provide to the Company such employee services as are necessary from time to time to operate the businesses of the Company and its subsidiaries and to provide to the Company and its subsidiaries such additional administrative services as are set forth in Exhibit A hereto (the “Services”). Excluded from the Services provided under this Agreement shall be the services of such management employees with whom the Company shall contract directly. CMC covenants not to hold itself out to the public as an employee leasing organization, personnel service, or contract labor firm. CMC shall provide direction and control over its employees providing the Services consistent with the plans, policies and procedures of CMC as amended from time to time in its reasonable discretion. The Company may also provide such direction and control as is necessary to the conduct of its day-to-day operations and in order to comply with governmental regulations and its own policies and procedures. References to the “Company” in the Agreement shall, as applicable, refer to the Company and its subsidiaries or to any one or more of the Company and its subsidiaries.
     2. Employee Compensation. CMC shall be responsible for the payment of wages, the reimbursement of expenses, and the payment of any other compensation to all of its employees. CMC shall implement procedures that comply with rules and regulations governing the reporting and payment of all federal and state taxes on payroll wages paid under this Agreement including, but not limited to: (i) federal income tax withholding provisions of the Internal Revenue Code; (ii) state and/or local income tax withholding provisions, if applicable; (iii) the Federal Insurance Contributions Act; (iv) the Federal Unemployment Tax Act; and (v) applicable state unemployment provisions. In addition, CMC shall be the rated employer for unemployment compensation purposes with respect to its employees. The Company shall not be the employer of such employees and shall not be responsible to such employees for their compensation.

     3. Employee Benefits. CMC shall establish for its employees such employee benefit plans, welfare plans, policies and procedures (“Employee Benefit Plans”) as it desires. The Company shall have no liability or obligations with respect to such Employee Benefit Plans. Management employees retained by the Company shall be allowed to participate in the Employee Benefit Plans of CMC.
     4. Fees and Expenses. In consideration of the Services, the Company shall, on a monthly basis, pay CMC an amount equal to 100% of CMC’s actual general and administrative expenses, including all labor costs, travel and entertainment expenses, costs and expenses for professional services (including all legal, consulting, engineering, land, geology, accounting and information costs and expenses), taxes (except income taxes), licensing and permitting fees and expenses and all occupancy costs, including telephone, rent, office supplies, postage, office equipment, insurance costs and other similar costs and expenses and all other costs generally considered general and administrative expenses or overhead incurred by CMC.
     5. Ownership of Certain Property; Preservation of Rights.
     (a) CMC hereby agrees that the Services to be performed by its employees for the Company shall be considered work made for hire as defined in the Copyright Act of 1976, 17 U.S.C. Section 101, that is owned exclusively by the Company under Section 201(b) of such Act, which vests copyright ownership of work for hire in the customer for whom the work is performed. In addition, the Company shall be entitled to the ownership of all other intellectual property rights arising during the performance of the Services, including, but not limited to, inventions, whether patentable or not, and patents resulting therefrom, trade secrets and other proprietary information. CMC shall have an irrevocable, royalty-free license in perpetuity from the Company for any copyright or other intellectual property developed by its employees in the performance of the Services; provided that CMC shall have no such license with respect to the property described in clause (b) below.
     (b) CMC shall ensure that the Company is the owner of (and CMC shall have no interest in other than the right to use in connection with its provision of Services) all: (i) seismic data, (ii) well log data, (iii) confidential information regarding, and analyses with respect to, prospects or other matters related to the Company, (iv) financial statements and other accounting information, (vi) reserve reports, (vii) consultants’ reports, regarding the Company’s business or assets, (viii) rights with respect to the purchase of or participation in any prospects, and (ix) other similar information, rights and property.
     (c) CMC shall ensure that the Company shall be the client (as opposed to CMC being the client) of any attorneys providing legal services with respect to the Company businesses and assets. CMC shall take all steps necessary for the Company to maintain the attorney client privilege with respect to any communications among the Company, CMC and any attorneys.

     (d) In the event of a sale or transfer of the Company or the termination of this Agreement, CMC shall promptly return to the Company or to the Company’s successor all books, records and other property belonging to the Company.
     6. Records. Each Party shall at all reasonable times have access to the other Party’s books, records, files and other statements, documents or instruments reasonably relating to the Services. The Company shall have the right to audit CMC’s books and record with respect to the provision of Services.
     7. Term. This Agreement shall have an initial term until December 31, 2009, and then shall continue month to month indefinitely unless one of the Parties shall give at least 30 days’ advance written notice of termination.
     8. Notices. All notices and other communications hereunder shall be in writing and shall be delivered and sent by hand, by fax, by first class mail or by overnight courier to the Parties at the following address:
     If to CMC:
CRUSADER MANAGEMENT CORPORATION
4747 Gaillardia Parkway
Oklahoma City, OK 73142
Phone: (405) 285-7555
Fax: (405) 285-7522
Attn: David D. Le Norman
     If to the Company:
CRUSADER ENERGY GROUP INC.
4747 Gaillardia Parkway
Oklahoma City, OK 73142
Phone: (405) 285-7555
Fax: (405) 285-7522
Attn: David D. Le Norman
     9. Assignment. Neither Party may assign any of its rights or obligations hereunder to any other person without the prior written consent of the other Party.
     10. Amendment. This Agreement may only be amended in a writing signed by both Parties hereunder.
     11. No Third Party Beneficiaries. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity who is not a party to this Agreement except that the subsidiaries of the Company shall be entitled to receive Services from CMC.
     12. Successors. This Agreement and all of the obligations and benefits hereunder shall inure to the successors and lawful assigns of the Parties.

     13. Mutual Cooperation. The Parties will provide each other with such assistance as may reasonably be required by either of them in connection with the performance of all obligations under this Agreement.
     14. Counterparts. This Agreement may be executed and delivered by each Party hereto in separate counterparts, each of which when so delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.
     15. Governing Law. All issues concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.
     16. Severability. In the event that any portion of this Agreement is declared invalid and not binding on the Parties hereto in a final decree or order issued by a court of competent jurisdiction, such declaration shall in no way affect the validity of the other portions of this Agreement to which such declaration of invalidity does not relate.
     17. Entire Agreement. The terms and conditions hereof constitute the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written and representations or warranties of any kind whatsoever, except as expressly set forth herein or in this Agreement and the other transaction documents. No modifications of this Agreement or waiver of the terms or conditions hereof shall be binding upon either Party unless approved in writing by an authorized representative of such Party.
     18. Limitation of Liability. Neither Party shall be liable to the other for any special or consequential damages arising from or connected with its performance hereunder or any breach of its obligations hereunder.
     19. Independent Contractor. For all purposes of this Agreement, CMC shall at all times act as and be deemed to be an independent contractor, and shall not act as nor be deemed to be an employee or agent, of the Company.
(Signatures on following page)

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CRUSADER MANAGEMENT CORPORATION
By:	/s/ DAVID D. LE NORMAN
David D. Le Norman, President

CRUSADER ENERGY GROUP INC.
By:	/s/ DAVID D. LE NORMAN
David D. Le Norman, President
Signature Page to Personnel Services Agreement

Exhibit A
     CMC shall rent the office facilities to be used by the Company in Oklahoma City, Oklahoma.